EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.0001 per share, of Hydrofarm Holdings Group, Inc. is being filed on behalf of each of them, and that any subsequent amendments thereto filed by any of the undersigned shall be filed on behalf of each of them without the necessity of filing additional joint filing agreements.

Dated: November 12, 2026

DUMONT GLOBAL LP

By: Dumont Global Partners LLC, its General Partner

By: /s/ Richard Christopher Yetter

Name: Richard Christopher Yetter

Title: Manager

DUMONT FUND PARTNERS LLC

By: /s/ Richard Christopher Yetter

Name: Richard Christopher Yetter

Title: Managing Member

DUMONT INVESTMENT FUND LP

By: Dumont Fund Partners LLC, its General Partner

By: /s/ Richard Christopher Yetter

Name: Richard Christopher Yetter

Title: Managing Member

/s/ Richard Christopher Yetter

Richard Christopher Yetter